                                                                   EXHIBIT 10.59

                      INTERESTS AND LIABILITIES AGREEMENT
                               (the "Agreement")

                                       of

                       ENDURANCE SPECIALTY INSURANCE LTD.
                         (the "Subscribing Reinsurer")

                              with respect to the

                     CASUALTY SEMI-AUTOMATIC EXCESS OF LOSS
                              REINSURANCE CONTRACT
                                (the "Contract")

                                   issued to

                         PHILADELPHIA INSURANCE COMPANY
                           BALA CYNWYD, PENNSYLVANIA
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                           BALA CYNWYD, PENNSYLVANIA
                       MOBILE USA INSURANCE COMPANY, INC.
                             PINELLAS PARK, FLORIDA
                       LIBERTY AMERICAN INSURANCE COMPANY
                             PINELLAS PARK, FLORIDA
       AND ANY ADDITIONAL COMPANY ESTABLISHED OR ACQUIRED BY THE COMPANY
                                (the "Company")

The Subscribing Reinsurer shall have a 100.00% share in the interests and liabilities of the "Reinsurer" as set forth in the Contract attached hereto and executed by the Company.

This Agreement shall commence at 12:01 a.m., Eastern Time, March 1, 2003, and shall continue in force until 12:01 a.m., Eastern Time, March 1, 2004.

The share of the Subscribing Reinsurer in the interests and liabilities of the "Reinsurer" shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this 2nd day of September, 2003.

ENDURANCE SPECIALTY INSURANCE LTD.

By Raymond Harkins, Vice President
   --------------------------------

36772-003 (Formerly PX60937)                                              Willis
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

                         PHILADELPHIA INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                            BALA CYNWYD, PENNSYLVANIA
                       MOBILE USA INSURANCE COMPANY, INC.
                             PINELLAS PARK, FLORIDA
                       LIBERTY AMERICAN INSURANCE COMPANY
                             PINELLAS PARK, FLORIDA
        AND ANY ADDITIONAL COMPANY ESTABLISHED OR ACQUIRED BY THE COMPANY

                     CASUALTY SEMI-AUTOMATIC EXCESS OF LOSS
                              REINSURANCE CONTRACT

                                                               CONTRACT
REINSURER                                                   PARTICIPATION
---------                                                   -------------
Endurance Specialty Insurance Ltd.                             100.00%
                                                               -------

TOTAL                                                          100.00%

36772-003 (Formerly PX60937)                                              Willis
Eff: 03/01/03

                               TABLE OF CONTENTS

ARTICLE                                                     PAGE
-------                                                     ----
I             BUSINESS COVERED                                1
II            COMMENCEMENT AND TERMINATION                    1
III           TERRITORY (BRMA 51A)                            2
IV            DEFINITIONS                                     2
                       Loss Occurrence                        2
                       Policy                                 2
                       Ultimate Net Loss                      2
V             COVERAGE                                        3
VI            EXCLUSIONS                                      3
VII           REINSURANCE PREMIUM AND COMMISSION              4
VIII          NET RETAINED LINES                              5
IX            CURRENCY                                        5
X             UNAUTHORIZED REINSURANCE                        6
XI            TAXES                                           7
XII           FEDERAL EXCISE TAX                              7
XIII          NOTICE OF LOSS AND LOSS SETTLEMENTS             8
XIV           LOSS IN EXCESS OF POLICY LIMITS                 8
XV            EXTRA CONTRACTUAL OBLIGATIONS                   9
XVI           SALVAGE AND SUBROGATION                         9
XVII          ERRORS AND OMISSIONS                            9
XVIII         ACCESS TO RECORDS                               9
XIX           OFFSET                                         10
XX            ARBITRATION                                    10
XXI           SERVICE OF SUIT                                11
XXII          INSOLVENCY                                     11
XXIII         GOVERNING LAW                                  12
XXIV          SEVERABILITY                                   12
XXV           THIRD PARTY RIGHTS                             13
XXVI          AGENCY AGREEMENT                               13
XXVII         MODE OF EXECUTION                              13
XXVIII        INTERMEDIARY                                   13
              Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.
              War Exclusion

36772-003 (Formerly PX60937)                                              Willis
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

                     CASUALTY SEMI-AUTOMATIC EXCESS OF LOSS
                              REINSURANCE CONTRACT
                                (the "Contract")

                                    between

                         PHILADELPHIA INSURANCE COMPANY
                           BALA CYNWYD, PENNSYLVANIA
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                           BALA CYNWYD, PENNSYLVANIA
                       MOBILE USA INSURANCE COMPANY, INC.
                             PINELLAS PARK, FLORIDA
                       LIBERTY AMERICAN INSURANCE COMPANY
                             PINELLAS PARK, FLORIDA
       AND ANY ADDITIONAL COMPANY ESTABLISHED OR ACQUIRED BY THE COMPANY
                                (the "Company")

                                      and

                    THE SUBSCRIBING REINSURER EXECUTING THE
                      INTERESTS AND LIABILITIES AGREEMENT
                                ATTACHED HERETO
                               (the "Reinsurer")

                                   ARTICLE I

BUSINESS COVERED

Business subject to and reinsured under this Contract shall be any and all binders, Policies, contracts, and evidences of insurance covered under Philadelphia Insurance Company Master Policy PHUB015555 and Philadelphia Indemnity Insurance Company Master Policy PHUB015555-01, of Umbrella Liability covering hotels, motels and various retail operations through the Company's "Lessors Risk Only" program, as classified by the Company, which are issued or renewed during the term of this Contract, and which are accepted, bound or covered, provisionally or otherwise, by or on behalf of the Company through McGowan and Associates, Rocky River, Ohio.

                                   ARTICLE II

COMMENCEMENT AND TERMINATION

A. This Contract shall become effective at 12:01, a.m., Eastern Time, March 1, 2003, and shall continue in effect until 12:01, a.m., Eastern Time, March 1, 2004.

B. Upon termination of this Contract, the Reinsurer shall remain liable for losses occurring under Policies in force on the termination date of this Contract until the first anniversary

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 1
         date, termination, or natural expiration date of such Policies or until 12 months following the date of termination (whichever occurs first) plus odd time not to exceed 18 months in all.

C. Notwithstanding the above, upon termination of this Contract, the Company shall have the option of requiring that the entire liability of the Reinsurer for losses occurring subsequent to the date of termination shall cease concurrently with the date of termination of this Contract. The Reinsurer shall refund to the Company the portfolio of ceded unearned premium reserve, less any ceding commission previously allowed thereon, with respect to Policies in force as of the date of termination.

                                  ARTICLE III

TERRITORY (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company's Policies.

                                   ARTICLE IV

DEFINITIONS

A.       Loss Occurrence

         The term "Loss Occurrence" as used in this Contract shall mean each accident, casualty, disaster or loss, or series of accidents, casualties, disasters or losses, arising out of or caused by one event.

B.       Policy

         "Policy" or "Policies" as used in this Contract shall mean the Company's binders, policies, contracts, and evidences of insurance providing insurance and reinsurance on the classes of business covered under this Contract.

C.       Ultimate Net Loss

         The term "Ultimate Net Loss" as used in this Contract shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss shall include 100% of any Loss in Excess of Policy Limits as defined in the LOSS IN EXCESS OF POLICY LIMITS ARTICLE, 100% of any Extra Contractual Obligations as defined in the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE, ex-gratia payments subject to prior approval, expenses of litigation and interest, claim-specific declaratory judgment expenses, and all other loss expense of the Company including subrogation, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries, including recoveries under all reinsurances, which inure to the benefit of this Contract (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 2

         The phrase "ex-gratia payments" shall mean payments made as an accommodation by the Company in settlement of a claim for which no coverage exists under the Policy reinsured hereunder, subject to the prior approval of the Reinsurer.

         The phrase "claim-specific declaratory judgment expenses," as used in this Contract will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific Policies and claims subject to this Contract. Claim-specific declaratory judgment expenses will be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action.

         For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment, which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

         Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

                                   ARTICLE V

COVERAGE

A. The Reinsurer shall be liable for the amount of Ultimate Net Loss in excess of $11,000,000 each and every Loss Occurrence, each Policy, subject to a limit of liability to the Reinsurer of $9,000,000 each and every Loss Occurrence, each Policy.

B. However, should the Company issue the primary Policy and the Umbrella Policy for the same assured, the Reinsurer shall be liable for the amount of Ultimate Net Loss in excess of $10,000,000 each and every Loss Occurrence, each Policy, subject to a limit of liability to the Reinsurer of $10,000,000 each and every Loss Occurrence, each Policy.

                                   ARTICLE VI

EXCLUSIONS

This Contract does not cover and specifically excludes:

1. Life, Group and Other Accident and Health, Ocean Marine, Aircraft (all perils), Surety, Fidelity and Credit, when written as such.

2. Mortgage Impairment Insurance, Financial Guarantee, Insolvency and Title, when written as such.

3. Automobile Physical Damage and Motor Cargo Insurance, when written as such.

4. Private Passenger Automobile Liability, unless incidental to the writing of a commercial account.

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 3

5. Nuclear incident pursuant to the "Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.," attached hereto.

6.       War risks as excluded by the War Exclusion, attached hereto.

7. Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

8. Business received as a member of Pools, Associations, or Syndicates, except losses from Assigned Risk Plans or similar plans are not excluded.

9. Liability assumed by the Company under any form of treaty reinsurance; however, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business and/or Policies written by another carrier at the Company's request and reinsured 100% by the Company, as well as Policies written for the captive of the Company's insured, will not be excluded hereunder.

                                  ARTICLE VII

REINSURANCE PREMIUM AND COMMISSION

A. Within 30 days following the end of each month, the Company shall pay to the Reinsurer a Ceded Premium calculated as follows:

         1. As respects Umbrella limits of $4,000,000 excess $11,000,000, the Ceded Premium shall be 10% of the premium charged by the Company for the first $15,000,000 of Umbrella limit.

         2. As respects Umbrella limits of $5,000,000 excess $15,000,000 the Ceded Premium shall be 10% of the premium charged by the Company for the first $15,000,000 of Umbrella limit.

B. The Reinsurer shall allow the Company a ceding commission equal to 27.5% of the Ceded Premium.

C. As respects Policies for which the Company issues both the primary Policy and Umbrella Policy, the Company shall pay an additional Ceded Premium of $20 per Policy. A bordereau of such Policies shall be submitted to the Reinsurer as soon as possible following the expiration of this Contract, and the additional Ceded Premium shall accompany the bordereau.

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                                     Page 4

D. Within 30 days following the end of each month, the Company shall submit to the Reinsurer a bordereau of Policies ceded hereunder during the month, which shall include the following:

         1.       Insured Name and Location
         2.       Master Policy Number
         3.       Policy Number
         4.       Policy Period
         5.       Policy Limits
         6.       Gross Ceded Premium
         7.       Ceding Commission
         8.       Net Ceded Premium

                                  ARTICLE VIII

NET RETAINED LINES

This Contract applies only to that portion of any insurances or reinsurances covered by this Contract, which the Company retains net for its own account and, in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Contract attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account shall be included.

The Company reserves the right to maintain reinsurance agreement(s) in respect of its net retention under this Contract, and recoveries under said reinsurance(s) shall be entirely disregarded in determining the Ultimate Net Loss hereunder.

The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.

                                   ARTICLE IX

CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 5

                                    ARTICLE X

UNAUTHORIZED REINSURANCE

(Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

As regards Policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (60 days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

(a) to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

(b) to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Contract;

(c) to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 6

(d) to pay the Reinsurer's share of any other amounts the Company claims are due under this Contract.

In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for (a) or (c) or, in the case of (d), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals or more frequently as agreed, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

(a) If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

(b) If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                   ARTICLE XI

TAXES

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.

                                  ARTICLE XII

FEDERAL EXCISE TAX

(Applicable to those Reinsurers, excepting Underwriters at Lloyd's London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 7

The Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct the applicable percentage from the return premium payable hereon, and the Company or its agent should take steps to recover the tax from the United States Government.

                                  ARTICLE XIII

NOTICE OF LOSS AND LOSS SETTLEMENTS

The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer, such advices to include any claim for which the reserve is 50% or more of the Company's retention.

The Reinsurer agrees to abide by the loss settlements of the Company provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) will not be covered under this Contract.

When so requested, the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance, and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements within 15 days upon receipt and verification of proof of loss from the Company.

                                  ARTICLE XIV

LOSS IN EXCESS OF POLICY LIMITS

This Contract shall protect the Company, within the limits hereof, in connection with the Ultimate Net Loss in excess of the limit of its original Policy, such loss in excess of the limit having been incurred because of failure by it to settle within the Policy limit or by reason of alleged or actual negligence, criminal act or fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 8

                                   ARTICLE XV

EXTRA CONTRACTUAL OBLIGATIONS

This Contract shall protect the Company within the limits hereof, where the Ultimate Net Loss includes any Extra Contractual Obligations. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, criminal act or fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                  ARTICLE XVI

SALVAGE AND SUBROGATION

All salvages, recoveries or payments recovered or received subsequent to loss settlements hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

                                  ARTICLE XVII

ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability, which would attach to it hereunder, if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

                                 ARTICLE XVIII

ACCESS TO RECORDS

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through its designated representatives, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith. Rights of access to records shall survive the termination or expiration of this Contract.

36772-003 (Formerly PX60937)                                              Willis
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                                     Page 9

                                  ARTICLE XIX

OFFSET

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

                                   ARTICLE XX

ARBITRATION

As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Contract will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire meeting in Bala Cynwyd, Pennsylvania.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

The members of the board of arbitration shall be active or former, disinterested officials of insurance or reinsurance companies or Underwriters at Lloyd's, London, not under the control or management of either party to this Contract. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within 4 weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator.

If the two arbitrators are unable to agree upon the umpire within 30 days of their appointment, the umpire shall be selected by a judge of any court of competent jurisdiction.

The claimant shall submit its initial brief within 45 days from appointment of the umpire. The respondent shall submit its brief within 45 days thereafter, and the claimant may submit a reply brief within 30 days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this clause, and communications shall be made by the Company to each of the reinsurers constituting the one party provided, however, that nothing therein shall impair the rights of such reinsurers to assert several rather than joint defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Contract from several to joint.

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

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

                                  ARTICLE XXI

SERVICE OF SUIT

(This Article only applies to reinsurers domiciled outside of the United States and/or unauthorized in any state, territory, or district of the United States having jurisdiction over the Company).

It is agreed that, in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

It is further agreed that service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019, and that in any suit instituted the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract of reinsurance and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XXII

INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency

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of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.

In the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by
Section 4118(a) of the New York Insurance Law or except (a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

Should the Company go into liquidation or should a receiver be appointed, all amounts due either Company or Reinsurer under this or any other agreement, whether by reason of premium, losses or otherwise under this Contract, shall be subject to the right of offset at any time and from time to time and, upon the exercise of the same, only the net balance shall be due.

In the event of the insolvency of any company or companies included in the designation of "Company," this clause will apply only to the insolvent company or companies.

                                 ARTICLE XXIII

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Pennsylvania, exclusive of the rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance, in which case the applicable rules of all states shall apply.

                                  ARTICLE XXIV

SEVERABILITY

If any provision of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.

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

                                   ARTICLE XXV

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

                                  ARTICLE XXVI

AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company will be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract and for purposes of remitting or receiving any monies due any party.

                                 ARTICLE XXVII

MODE OF EXECUTION

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

                                 ARTICLE XXVIII

INTERMEDIARY

Willis Re Inc., 11 Penn Center, Suite 2700, 1835 Market Street, Philadelphia, Pennsylvania 19103 is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. However, all communications concerning accounts, contracts, claim information, funds and inquiries related thereto shall be transmitted to the Company or the Reinsurer through Willis Re, Inc., P.O. Box 3000, McLeansville, North Carolina 27301-3000. Payments by the Company to Willis Re, Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re, Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

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

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this 18th day of August, 2003.

PHILADELPHIA INSURANCE COMPANY
PHILADELPHIA INDEMNITY INSURANCE COMPANY
MOBILE USA INSURANCE COMPANY, INC.
LIBERTY AMERICAN INSURANCE COMPANY
AND ANY ADDITIONAL COMPANY ESTABLISHED OR ACQUIRED BY THE COMPANY

By Christopher Maguire, Executive Vice President and Chief Underwriting Officer
   ----------------------------------------------------------------------------

36772-003 (Formerly PX60937)                                              Willis
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                                    Page 14

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

                         LIMITED EXCLUSION PROVISION.*

I.       It is agreed that the policy does not apply under any liability coverage,
         to..........(injury, sickness, disease, death or destruction,
                     (bodily injury or property damage
         with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a)      become effective on or after 1st May, 1960, or

                  (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

         Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

                          BROAD EXCLUSION PROVISION.*

                  It is agreed that the policy does not apply:

I. Under any Liability Coverage, to (injury, sickness, disease, death or destruction
                                         (bodily injury or property damage
                  (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                  (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief,
                           (first aid,
                     to expenses incurred with respect
                     to    (bodily injury, sickness, disease or death
                           (bodily injury
         resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III. Under any Liability Coverage to (injury, sickness, disease, death or destruction
                                        (bodily injury or property damage

         resulting from the hazardous properties of nuclear material, if

                  (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

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         (b)      the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

         (c)      the      (injury, sickness, disease, death or destruction
                           (bodily injury or property damages
                  arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to
                           (injury to or destruction of property at such nuclear facility
                  (property damage to such nuclear facility and any property threat.

IV.      As used in this endorsement:

         "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means

         (a)      any nuclear reactor,

                  (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

                  (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

         (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

         and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

                           (With respect to injury to or destruction of property, the word "injury" or "destruction"

                           ("property damage" includes all forms of radioactive contamination of property

                           (includes all forms of radioactive contamination of property.

V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

         (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

         (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada.

                  *NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67
N.M.A. 1590
BRMA 35A

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                                 WAR EXCLUSION

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions, including the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under original policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, including acts committed by agents of any government, party or faction engaged in war, hostilities or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the interests insured are situated.

36772-003 (Formerly PX60937)                                              Willis
Eff: 03/01/03